                                                                   EXHIBIT 10.34


                      PILOTCENTER MASTER SERVICES AGREEMENT

--------------------------------------------------------------------------------
                          [CENTER 7/ INC.]

[C7 LOGO]                 PILOTCENTER MASTER SERVICES AGREEMENT
                          Enterprise Management Services

                          Confidential and Proprietary to Center 7 and MTI Tech. Unpublished Work - Copyright Center 7
                          All Rights Reserved
--------------------------------------------------------------------------------


Date:              April 1, 2001
Agreement No:      011303
Account Executive: Kelly Phillipps, Chris Skillings


This PilotCenter Master Services Agreement ("Agreement") is by and between the following Parties:


Center 7:   Center 7, Inc.
Address:    333 South 520 West
            Lindon, Utah 04042

Telephone:  (801) 443-3000
Fax:        (801) 443-3030


Customer:   MTI
Address:    4905 E. La Palma Avenue
            Anaheim, CA 92807

Telephone:  (714) 970-0300, (800) 999-9MTI
Fax:        (714) 693-2202


who agree as follows:

                                    AGREEMENT

Center 7, Inc. ("Center 7") is engaged in the business of providing enterprise management services to others. Typically, these enterprise management services involve the management of a customers' assets (e.g., applications, databases, servers, routers, IT devices, non-IT devices and/or other networkable assets of a customer) located at a customer's site. Such management requires a Cyberstack(TM) appliance which is located at the customer's site (or another agreed upon site) and which runs Computer Associate's Unicenter TNG computer programs. Customer has requested Center 7 to perform the services as described in Statements of Work and in accordance with this Agreement. The Parties agree to the following Terms and Conditions.


                              TERMS AND CONDITIONS

SECTION 1 -- SERVICES

        1.1 SUMMARY OF ENTERPRISE MANAGEMENT SERVICES. Center 7 will provide enterprise management services to Customer as described below and in the applicable Statement of Work (see Section 1.3). These services are referred to herein as the "Services." The Services will include monitoring and management of certain "Managed Assets" of Customer. The "Managed Assets" of Customer are identified in the applicable SOW. The Managed Assets will be located at the Customer Site identified in the applicable SOW. If mutually agreed, some of the Managed Assets may be located at locations other than the Customer Site. Center 7 will install a Cyberstack appliance at the Cyberstack Location identified in the applicable SOW (which may be the Customer Site or an alternative location) to monitor and manage the Managed Assets. The Cyberstack appliance will be configured by Center 7 to include one or more servers, Unicenter TNG and such other equipment and computer programs as are needed for the functions of the Cyberstack appliance. Unicenter TNG agents running on processors associated with Managed Assets will communicate with the Cyberstack appliance and Unicenter TNG. For example, such agents will report enterprise management events to the Cyberstack appliance. The Cyberstack appliance will be in communication (via the Internet or VPN or other means) with a Center 7 Masterstack appliance at Center 7's Data Center. For example, the Cyberstack appliance will report enterprise management events to the Masterstack appliance. The Masterstack will be in communication with a Center 7 Policy Repository and will handle correlation, policies and notifications, and will include other equipment, computer programs, and/or databases for these Services. The Policy Repository will include policies that determine responses to enterprise management events. Reports will be available from the Masterstack appliance to Customer. Customer will access such reports through a web browser. The applicable SOW will include further description of the Services. If there is more than one Customer Site or Cyberstack Location, then each such Customer Site and Cyberstack Location will be identified in the applicable SOW. Center 7 may at any time replace or use different hardware, computer programs, databases, policies, and means and may change any of the foregoing locations, provided that the level of Services is not materially reduced or adversely affected thereby.

        1.2 OTHER SERVICES. Center 7 may provide other services to Customer, if and as such other services are described in the SOW(s) (see Section 1.3). Such other services shall also be governed by this Agreement as "Services."

        1.3 STATEMENTS OF WORK. From time to time, the Parties may enter into one or more Statements of Work ("SOW(s)"). To be binding on the parties, the SOW(s) must be in writing and signed by both parties. Generally, each SOW will follow the form attached to this Agreement as Exhibit 1 and will include the following Appendices:

                  Appendix A:       Statement of Services
                  Appendix B:       Resources
                  Appendix C:       Payment Schedule
                  Appendix D:       Contacts and Notices
                  Appendix E:       Other Terms and Conditions

If an Appendix is not applicable, it may be excluded from the SOW. Any mutually acceptable other terms and conditions may be included by the parties in Appendix E or elsewhere in the SOW. The parties may agree to include other appendices or provisions in the SOW. Each SOW will be governed by the terms and conditions of this Agreement. Each SOW together with the Terms and Conditions of this Agreement applicable to the SOW shall be deemed a separate agreement.

        1.4 SERVICES AND RESOURCES. "Services" shall mean the services to be performed by Center 7 as described in the Statement of Services Appendix A of the SOW(s) or elsewhere in the SOW. Center 7 shall perform the Services for Customer and will use the Resources (see Section 1.5), as applicable, in performing Services.

        1.5 RESOURCES. "Resources" shall mean the hardware, software, policies, and other resources, if any, identified in the Resources Appendix which is attached as Appendix B to the SOW(s). Unless expressly stated otherwise in Appendix B, all Resources are owned by Center 7, not Customer. In the case of Resources in the form of software licenses, ownership by Center 7 means that Center 7 holds and controls the license granted by the software licensor. If Appendix B indicates that certain Resources are to be provided by Customer, then Customer shall provide such Resources to Center 7 for purposes of the Services. Center 7 shall be responsible for maintenance of all Resources owned by Center
7. Unless otherwise stated in Appendix B, Customer shall be responsible for maintenance of all Resources owned by Customer. Center 7's Resources are not dedicated exclusively to the Services or Customer unless expressly indicated in Appendix B. It is understood that the level of Services is based on the assumptions and estimates stated in the Appendices. If actual loads, traffic, demands or other circumstances are not within such assumptions and estimates, then additional or changed Resources may be required and an amendment or change order pursuant to Section 1.7 below will be entered into by the Parties.

        1.6 RESPONSIBILITIES. If and to the extent that Appendix A or B or any other appendix or provision of the SOW(s) attributes or assigns any responsibility, task, deliverable or obligation to Customer or a third party, then Customer or the third party shall be responsible for such responsibility, task, deliverable or obligation, not Center 7. Center 7's obligations are subject to the performance and delivery of such responsibility, task, deliverable or obligation.

        1.7 AMENDMENTS AND CHANGE ORDERS. If the Parties desire to amend the SOW(s), they may do so, but only by a written amendment signed by both Parties. An amendment may include additions or changes to Services, Resources, payments and/or other provisions. If Customer desires that Services be changed, then Customer will submit a request for such change in the form of a written change order. If the change is acceptable to Center 7, then Center 7 will prepare an amendment to the SOW. It is understood that Customer will be responsible for any changes to the fees, charges and expenses resulting from the change order. The amendment will address such changes to the fees, charges and expenses. If no fees, charges or expenses are specified in the amendment, then Customer must pay to Center 7 the then-current standard fees and charges charged by Center 7 and reimburse Center 7 for expenses reasonably incurred.

        1.8 COOPERATION. Each Party shall make promptly available to the other such information, assistance and cooperation as such other Party may reasonably request in performing its obligations under this Agreement.

        1.9 BACK-UP RESPONSIBILITY. To the extent, if any, that Customer provides any data or computer programs to Center 7, it is Customer's responsibility to maintain adequate back-ups of such data and computer programs in order to ensure continued security and retention.

        1.10 CONTACT PERSONS AND NOTICES. See Appendix D of each SOW.

        1.11 TIME SCHEDULES. If and to the extent that or any SOW or any part of this Agreement includes any time schedule or times for performance or completion of Services or other work, or for delivery or completion of deliverables, such time schedule and times are estimates and are not guaranteed.

SECTION 2 - CYBERSTACK APPLIANCE

        2.1 PROTECTION OF CYBERSTACK APPLIANCE. The Cyberstack appliance and its configuration and components are confidential and proprietary to Center 7 (and Center 7's suppliers / licensors, as applicable). The Cyberstack appliance will be encased or enclosed in a case or other container. Customer shall not: (a) open, penetrate or remove any of the casings, containers, panels or access points of or to the Cyberstack appliance, (b) examine, analyze or reverse engineer the Cyberstack appliance or its configuration or components, or (c) transfer the Cyberstack appliance or any part thereof from the Cyberstack Location, except as instructed or requested by Center 7 in writing. Customer will not allow any third party to do any of the foregoing.

        2.2 OPERATION OF CYBERSTACK APPLIANCE AND THIRD PARTY SOFTWARE. The Cyberstack appliance will be operated and used by Center 7 to enable and facilitate the performance of Services. Customer is not licensed or authorized to operate or use the Cyberstack appliance. To the extent that the Cyberstack appliance includes software from third party licensors (e.g., Unicenter TNG from Computer Associates), such third party software is governed by and subject to the applicable third party software license agreements. This also applies to Unicenter TNG agents running on processors associated with Managed Assets.

        2.3 CARE OF CYBERSTACK APPLIANCE. Customer will not damage or abuse the Cyberstack appliance or subject it to any harmful conditions or environment. Customer will comply with any reasonable instructions or guidelines from Center 7 for the care, environment, operational conditions, etc. applicable to the Cyberstack appliance. In the event of any damage to, abuse of, or loss of the Cyberstack appliance due to the negligence or other fault of Customer or any of its employees or contractors, Customer shall reimburse Center 7 for the cost of repairing or replacing the Cyberstack appliance or any component thereof.


SECTION 3 - CUSTOM DEVELOPMENT SERVICES

        3.1 APPLICABILITY. This Section 3 is applicable if the Statement of Work includes Development Services. If Development Services are included, then Center 7 shall perform such services in accordance with this Section 3 and the applicable Statement of Work.

        3.2 DELIVERABLES. "Deliverables" shall mean the computer programs and any other works or authorship or materials developed or created by Center 7 for Customer in the performance of the Development Services. Deliverables are identified in the applicable Statement of Work.

        3.3 LICENSE OF DELIVERABLES. Center 7 grants to Customer a license to use the Deliverables and to copy the Deliverables and to distribute such copies to others for their use. The license is worldwide, nonexclusive and fully paid-up, provided Customer makes full payment in accordance with the applicable Statement of Work. The license is subject to restrictions and limitations, if any, as may be included in the Statement of Work. In the event of any conflict between such restrictions or limitations and this Agreement, such restrictions and limitations will control.

        3.4 SOURCE CODE. Source code is not included in the Deliverables or the license of Section 3.3, and Customer is not entitled to any source code, unless specifically and expressly included in the applicable Statement of Work.

        3.5 SPECIFICATIONS. If and to the extent that the applicable Statement of Work includes any Specifications for the Deliverables, Center 7 shall develop and create the Deliverables in material compliance with such Specifications. After delivery of the Deliverables, Customer will have 30 days to test the Deliverables for material compliance with the Specifications and to report in writing to Center 7 any material noncompliance of the Deliverables with the Specifications. If no material noncompliance is reported by Customer in accordance with the foregoing, the Deliverables will be deemed accepted and in compliance with the specifications. If a material noncompliance is reported to Center 7, the Center shall correct the noncompliance and return the corrected Deliverables to Customer for a repeat of the foregoing. Customer's sole remedy for material noncompliance of the Deliverables with the Specifications shall be a correction or reasonable work-around solution by Center 7. Center 7 shall have no liability for any immaterial noncompliance.


SECTION 4 - MAINTENANCE AND SUPPORT

        4.1 MAINTENANCE. Center 7 shall be responsible for maintenance of the Cyberstack appliance, and Customer shall cooperate therewith. All decisions concerning maintenance shall be within the discretion of Center 7 and Customer.

        4.2 SUPPORT. Any support by Center 7 of Customer shall be described in the applicable SOW and shall be considered Services.


SECTION 5 - PAYMENTS

        5.1 FEES. In consideration of the Services, Customer shall pay to Center 7 the fees and other charges set forth in the Payment Schedule of the applicable SOW (see Appendix C). Payment of these fees and other charges entitles Customer to the Services specified in the applicable SOW. All payments to Center 7 under this Agreement shall be in United States of America dollars and are due within thirty (30) days after Customer's receipt of Center 7's invoice.

        5.2 EXPENSES. In addition to these fees and other charges, Customer shall reimburse Center 7 for reasonable and necessary costs and expenses (including any travel, lodging and meals) incurred by Center 7 in its performance of the Services. Provided, however, that to the extent the SOW(s) indicates that Center 7 is responsible for such expenses, then Customer shall have no obligation to reimburse Center therein. Notwithstanding anything herein or the SOW(s) to the contrary, in the event that Center 7 personnel visit any site of Customer because of a problem that is not caused by Center 7 or within the scope of Center 7's responsibility under the applicable SOW, then Customer shall reimburse Center 7 for the expenses incurred in connection with such visit and shall pay Center 7 at Center 7's then-current standard rates for the time involved with the problem. If the problem is Center 7's fault, then Customer shall have no obligation to pay for Center 7's visit expenses or for Center 7's time involved with the problem.

        5.3 TAXES. Any sales, use and other taxes or government assessments or duties relating to this Agreement or to payments or services to be rendered under this Agreement shall be paid by Customer in addition to all other payments set forth in this Agreement. If any taxes are withheld from any payments to Center 7 under this Agreement, Customer must pay such taxes and ensure that Center 7 receives the full amount of all payments as stated in the Payment Schedule. This Section 5.3 does not apply to Center 7's federal or state taxes based upon its net income.

        5.4 LATE PAYMENTS. Any payments payable by Customer that are more than ten (10) days late ("late payments") from the date of the invoice shall be subject to a finance charge of 1.5% per month until paid in full. In addition, the failure of Customer to pay any fees due within ten (10) days after such fees are due shall constitute a material breach of this Agreement, which shall entitle Center 7, in its sole discretion, to (i) terminate the SOW(s) in accordance with Section 8.2 and/or (ii) terminate, suspend, restrict or disable the Services or any portion thereof until Customer has made full payment of all fees and amounts currently owing, including finance charges and late charges. Customer shall pay Center 7 for any and all costs and expenses, including without limitation, attorneys' fees and court costs, incurred by Center 7 in collecting payments from Customer or in otherwise enforcing this Agreement.


SECTION 6 - CONFIDENTIALITY

        6.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each Party acknowledges that it may have access to certain confidential information of the other Party concerning the other Party's business, plans, clients, technologies, products and other information held in confidence by the other Party ("Confidential Information"). Confidential Information includes all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information also includes, without limitation, any information disclosed by Center 7 and/or Customer about the technologies, methodologies, equipment, software or processes used by Center 7 and/or Customer in connection with the Services, including any data, computer programs or information obtained by either Party from third parties for use under this Agreement. Each Party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information.

        6.2 EXCEPTIONS. Neither Party shall have any obligation under Section
6.1 above with respect to information which is publicly known at the time of disclosure to the receiving Party or which is in the receiving Party's possession prior to disclosure by the disclosing Party. If through no fault of the receiving Party, any Confidential Information of the disclosing Party subsequently becomes public knowledge, then the receiving Party shall thereafter have no obligation under Section 6.1 with respect to such Confidential Information that has become publicly known. If any information is lawfully disclosed or licensed by a third party to a receiving Party under no duty of confidentiality, then Section 6.1 shall not restrict the receiving Party from making any use or disclosure thereof that is lawfully authorized by the third party. If any disclosure of Confidential Information is required by law, government regulation, or court order, the receiving Party may make such disclosure upon prior written notice to the disclosing Party so that the disclosing Party may seek a protective order or take other protective action, and the receiving Party shall cooperate therewith.

        6.3 PRICING. Customer shall not disclose any of the pricing or fees under this Agreement or any SOW to any third party.

        6.4 DUE DILIGENCE DISCLOSURES. Disclosures prohibited by this Agreement may be made by a receiving Party to prospective investors, lenders, acquirers, underwriters, and others where a legitimate business need exists, but only for their bona fide due diligence purposes and only if they are also under an obligation of confidentiality at least as protective of the disclosing Party and its Confidential Information as the provisions of this Section 6.

SECTION 7 - INDEMNITIES AND DISCLAIMERS

        7.1 INTELLECTUAL PROPERTY INDEMNIFICATION. In the event that Center 7's Cyberstack appliance infringes any United States patent, copyright or trade secret of a third party not affiliated with Customer and such third party asserts a claim of such infringement against Customer, then Center 7 shall defend Customer against such claim, and shall pay any damages, attorneys' fees and costs awarded to the third party for such claim, and shall pay any settlement of such claim, provided that: (i) Customer promptly gives notice to Center 7 of such claim, (ii) Customer allows Center 7 to control the defense and settlement of such claim, and (iii) Customer fully cooperates with Center 7 in connection with the defense and settlement of such claim. Center 7 may remove, disable, modify or substitute any infringing Cyberstack appliance or component thereof. Center 7 has no other obligation or liability in the event of infringement and is not responsible for loss of profits or other losses or damages of Customer. Center 7 has no other obligation of indemnification or to defend or hold harmless relating to infringement. Center 7 shall not be obligated or liable for any infringement based upon or caused by: (a) anything provided by Customer or a third party, or (b) any altered, changed or modified form of the Cyberstack appliance not made by Center 7, or (c) the Cyberstack appliance in combination with anything not provided by Center 7, or (d) any specifications, instructions or requirements from Customer, or (e) the laws of any country or jurisdiction other than the United States of America or its states.

        7.2 DISCLAIMER. CENTER 7 MAKES NO WARRANTIES, REPRESENTATIONS OR PROMISES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. CENTER 7 DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. CENTER 7 MAKES NO WARRANTY WITH RESPECT TO ANY HARDWARE OR SOFTWARE FROM OTHER THIRD PARTIES OR OTHER SOURCES.

        7.3 LIMITATION ON LIABILITY. EXCEPT WITH RESPECT TO LIABILITY FOR INFRINGEMENT OF INTELLECTUAL PROPERTY OR BREACH OF SECTION 2.1, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (REGARDLESS OF THE FORM OF ACTION OR THE CLAIM E.G. CONTRACT, WARRANTY, TORT, MALPRACTICE AND/OR OTHERWISE) FOR INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF REVENUE, PROFITS BUSINESS OPPORTUNITIES, OR FOR ANY FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS, EVEN IF ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING. THE AGGREGATE LIABILITY OF CENTER 7 RELATING TO OR ARISING FROM THE SOW(S) AND FOR ANY AND ALL CAUSES OF ACTION SHALL NOT EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY CUSTOMER TO CENTER 7 UNDER THE APPLICABLE SOW. CENTER 7 IS NOT RESPONSIBLE FOR LOSS OF OR LOSE OF USE OF ANY WEB SITE, INTERNET ACCESS, HARDWARE OR SOFTWARE, LOSS OF DATA, COSTS OF RE-CREATING LOST DATA, THE COST OF ANY SUBSTITUTE PERFORMANCE, EQUIPMENT OR PROGRAM, OR CLAIMS BY ANY PARTY OTHER THAN CUSTOMER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THIS AGREEMENT, AND THIS
SECTION 6 IN PARTICULAR, DEFINES A MUTUALLY AGREED UPON ALLOCATION OF RISK AND THE FEES AND OTHER CONSIDERATION HAVE BEEN SET TO REFLECT SUCH ALLOCATION. THIS
SECTION 6.3 SHALL NOT APPLY TO ANY TORT LIABILITY OF EITHER PARTY BASED ON NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PHYSICAL DAMAGE TO TANGIBLE PROPERTY OR PERSONAL INJURY OR DEATH.

SECTION 8 - TERMINATION

        8.1 TERM AND TERMINATION. The term and termination of each SOW shall be as stated in the SOW.

        8.2 BREACH. If either Party breaches the SOW(s) or this Agreement and fails to cure said breach within 30 days after receiving notice of said breach from the nonbreaching Party, then the nonbreaching Party may terminate the SOW and this Agreement as it applies to the terminated SOW. This Section shall not limit the relief, remedies and damages to which the nonbreaching Party may be entitled.

        8.3 SURVIVAL. In the event of any termination or expiration of the SOW(s) or this Agreement, the following shall apply: (a) Sections 5, 6, 7, 8 and 9 and all obligations to protect the Cyberstack appliance or to indemnify or hold harmless shall survive termination and remain in effect; (b) Termination shall not affect or delay any payment under this Agreement which would be payable in the absence of termination; (c) Services shall cease upon termination; and (d) The Cyberstack appliance and any and all other proprietary materials or Resources owned or provided by Center 7 or its suppliers or licensors shall be delivered by Customer to Center 7 in accordance with Center 7's reasonable instructions.

SECTION 9 - GENERAL PROVISIONS

        9.1 ASSIGNMENT AND SUCCESSORS. This Agreement is not assignable or transferable, except that this Agreement may be assigned or transferred by Center 7 to any third party who acquires substantially all of Center 7's assets relating to the Services.

        9.2 GOVERNING LAW AND FORUM. This Agreement shall be governed by the laws of the state of Utah without giving effect to conflict or choice of law principles. Any litigation between the Parties shall be conducted exclusively in Utah state courts or the federal district courts within Utah and their respective appellate courts. The Parties agree and submit to such exclusive jurisdiction and venue.

        9.3 FORCE MAJEURE. Except for obligations to make payment, neither Party shall be deemed in breach of this Agreement for any failure to perform an obligation where such failure is caused by an Act of God, labor dispute or shortage, any disruption in or failure of communications, equipment, software or the Internet, or any other circumstances or cause beyond the control of that Party.

        9.4 WAIVER. Any waiver under this Agreement must be in writing and any waiver of one event shall not be construed as a waiver of subsequent events.

        9.5 ATTORNEYS' FEES. In the event of any litigation or arbitration between the Parties relating to this Agreement or the Services or Resources, the prevailing Party shall be entitled to recover from the other Party all reasonable attorneys' fees and other reasonable costs incurred by the prevailing Party in connection therewith.

        9.6 CONSTRUCTION. This Agreement (including each SOW) represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either Party. This Agreement is written in, and shall be governed by, the English language.

        9.7 GOVERNMENT APPROVALS. If any special government approvals, permits, licenses, or other authorizations are necessary for the performance of the Services, then Customer shall obtain such approvals, permits, licenses, or other authorizations for the Parties at Customer's expense.

        9.8 RELATIONSHIP. Neither Party is the partner, joint venturer, agent or representative of the other Party. Each Party is an independent contractor. There is no employment relationship between the Parties. Neither Party has the authority to make any representations or warranties or incur any obligations or liabilities on behalf of the other Party. Neither Party shall make any representation to a third party inconsistent with this Section 8.8.

        9.9 SUBCONTRACTORS. Center 7 may subcontract Services or responsibilities to subcontractors, but this shall not excuse Center 7 from its obligations (i) to be the single point of contact for the Services and (ii) to ensure that the Services and Center 7's responsibilities are performed in accordance with this Agreement, even if its subcontractors fail to perform. Center 7 will be solely responsible for instituting screening of Center 7's employees to ensure that each person who performs at the direction of Center 7 is either a U.S. citizen or alien authorized by the U.S. Immigration and Naturalization service to work in the United States.

        9.10 INSURANCE. During the Term of this Agreement, both parties shall procure and maintain, at its expense, at least the following types of insurance.

       COVERAGE                              LIMITS
(i)    Workers Compensation                  Statutory
(ii)   Employer's Liability                  $500,000 each occurrence
(iii)  Public Liability (bodily injury)      $1,000,000 combined single limit
(iv)   Public Liability (property damage)    $1,000,000 combined single limit
(v)    Automobile Liability                  $1,000,000 combined single limit


Both parties agree to furnish to the other with insurance certificates, showing it's compliance with this Section. Such certificates shall contain a statement that the insurance carrier will not cancel or modify any or all of such insurance without giving the other party at least thirty (30) days prior written notice. Both parties shall be named as an additional insured party to the other party under the policies listed in items (iii) and (iv) above.

        9.11 COVENANT TO NOT RECRUIT PERSONNEL. Both parties will not hire or attempt to hire or assist in the hiring or attempted hiring of any of the other party's employees or consultants, for a period beginning on the Effective Date and ending two (2) years after this Agreement is terminated.

        9.12 ENTIRE AGREEMENT. This Agreement (which includes each applicable
SOW): (i) represents the entire agreement between the Parties relating to the subject matter of this Agreement, (ii) supersedes all prior purchase orders, agreements, understandings, representations and warranties applicable to the subject matter of this Agreement, and (iii) may only be amended, canceled or rescinded by a writing signed by both Parties. Any terms or conditions of any purchase order or other document submitted by Customer in connection with any Services, which are in addition to, different from or inconsistent with the terms and conditions of this Agreement are not binding on Center 7 and are ineffective.

        9.13 EXECUTION. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

Agreed to and accepted by:


MTI ("CUSTOMER")

By (signature):            ________________________

Name (print):              Paul Emery

Title:                     COO


CENTER 7, INC.  ("CENTER 7")

By (signature):            ________________________

Name (print):              ________________________

Title:                     ________________________

                                    EXHIBIT 1
                        GENERAL FORM OF STATEMENT OF WORK

--------------------------------------------------------------------------------
                                   [CENTER 7/ INC.]

[C7 LOGO]                          STATEMENT OF WORK UNDER PILOTCENTER AGREEMENT

                                   Confidential and Proprietary to Center 7
                                   Unpublished Work -- Copyright Center 7
                                   All Rights Reserved
--------------------------------------------------------------------------------


                            STATEMENT OF WORK NO. ___
                               Date: _____________



        This Statement of Work (the "SOW") is entered into under the terms and conditions of the Agreement (Agreement No. ____) dated ____________, 2001 by and between ____________ ("Customer") and Center 7, Inc. ("Center 7"). In the event of any conflict between this SOW and the PilotCenter Agreement, this SOW shall govern. This Statement of Work includes the following attached Appendices:

         Appendix A:       Statement of Services
         Appendix B:       Resources
         Appendix C:       Payment Schedule
         Appendix D:       Contacts and Notices
         Appendix E:       Other Terms and Conditions

        This SOW, including the above referenced Appendices, is agreed to and accepted by Customer and Center 7:



Authorized Signatures:


-----------------------                 ------------------------
For Customer                               For Center 7